Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4
*CUSIP:        21988K875       Class     A-1
               21988KAL1       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of          February 15, 2006.....                            $0.00
         Scheduled Income received on securities.....            $3,331,125.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -3,150,000.00
         Distribution to Class A-2 Holders.....                   -$154,742.33
         Distribution to Class A-2 Holders of Amortization.....    -$26,382.67
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         August 15, 2006.....                               $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         February 15, 2006.....                             $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of         August 15, 2006.....                               $0.00

      UNDERLYING SECURITIES HELD AS OF                    August 15, 2006

   Principal Amount                                 Title of Security
       ---------                                    -----------------

     $105,000,000                 Goldman Sachs Capital I 6.345% Capital
                                  Securities due February 15, 2034
                                  *CUSIP:        38143VAA7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.